Exhibit 99.5

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) 821-5775 For Internal Use Only BATCH # ORDER # CATEGORY # REC'D O C ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 1:00 p.m., Central time, on December 15, 2015. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Central Federal Savings and Loan Association of Rolla ("Central Federal") located at 210 West 10th Street, Rolla, Missouri. Do not mail Stock Order Forms to Central Federal. Faxes or copies of this form are not required to be accepted. PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See Stock Order Form Instructions for more information regarding maximum number of shares. (3) METHOD OF PAYMENT - CHECK OR MONEY ORDER Enclosed is a personal check, bank check or money order made payable to Central Federal Bancshares, Inc. in the amount of: Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Central Federal line of credit checks may not be remitted as payment. (4) METHOD OF PAYMENT - DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Central Federal deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Central Federal and accounts with check-writing privileges may NOT be listed for direct withdrawal below. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9: a. Depositors of Central Federal with aggregate balances of at least $50 as of the close of business on June 30, 2014. b. Depositors of Central Federal with aggregate balances of at least $50 as of the close of business on September 30, 2015. c. Depositors not eligible above and borrowers of Central Federal as of August 27, 2015 who remained borrowers as of the close of business on October 31, 2015. Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. You are a resident of Phelps County, Missouri. e. You are placing an order in the Community Offering, but (d) above does not apply. ACCOUNT INFORMATION - SUBSCRIPTION OFFERING If you checked box (a), (b) or (c) under ''Subscription Offering,'' please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT Check if you are a Central Federal Bancshares, Inc. or Central Federal: Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form) (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance. Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor's)Joint Tenants Corporation Partnership Trust - Under Agreement Dated Other FOR TRUSTEE/BROKER USE ONLY: IRA (SSN of Beneficial Owner) - - First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone #(10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 1:00 p.m., Central time, on December 15, 2015, otherwise this form and all subscription rights will be void. (continued on reverse side of this form) Æ ORDER NOT VALID UNLESS SIGNED Å ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	a corporation or organization other than Central Federal Bancshares, Inc. or Central Federal or a majority-owned subsidiary of these entities, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2)	any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary, and
(3)	any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Central Federal Bancshares, Inc. or Central Federal or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Central Federal Bancshares, Inc., this Stock Order Form may not be modified or canceled without Central Federal Bancshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $300,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and the Prospectus dated _____________, 2015.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of Central Federal Bancshares, Inc., I received the Prospectus dated ____________, 2015, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Central Federal Bancshares, Inc. in the “Risk Factors” section, beginning on page 12. Risks include, but are not limited to the following:

Risks Related to Our Business

1.	Our business depends on our ability to successfully manage credit risk.
2.	Our business may be adversely affected by credit risk associated with residential property.
3.	A significant portion of our loans are commercial and multi-family real estate that carry greater credit risk than loans secured by owner occupied one- to four-family residential real estate. We intend to continue to emphasize the origination of commercial and multi-family real estate loans.
4.	Our small size makes it more difficult for us to compete.
5.	Interest rate changes may reduce the profitability of Central Federal Bancshares and of Central Federal.
6.	Historically low interest rates may adversely affect our net interest income and profitability.
7.	We need to add additional executive officers and integrate these executive officers into our current operations.
8.	The loss of our current President and Chief Executive Officer may hurt the operations of Central Federal Bancshares and Central Federal because it may be difficult to hire qualified replacements.
9.	Because we primarily serve Phelps County, Missouri and contiguous areas, a decline in the local economic conditions could lower our profitability.
10.	If our nonperforming assets increase, our earnings will be adversely affected.
11.	If our foreclosed real estate is not properly valued or if our reserves are insufficient, our earnings could be reduced.
12.	As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, and recent rulemaking, we are subject to more stringent capital requirements.
13.	We are subject to certain risks in connection with our use of technology.
14.	Additional expenses following the offering will adversely affect our profitability.
15.	Strong competition within our primary market area could negatively impact our profits and slow growth.
16.	We may face increased compliance costs and uncertainty in residential real estate lending as a result of the adoption of consumer protection regulations by the Consumer Financial Protection Bureau.
17.	We are subject to environmental liability risk associated with our lending activities.
18.	We are an emerging growth company within the meaning of the Securities Act of 1933, as amended, or Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors.

Risks Related to This Offering

19.	Our stock price may decline when trading commences.
20.	You may not receive dividends on our common stock.
21.	We may sell up to 1,719,250 shares of stock in the offering without providing you with an opportunity to change or cancel your order.
22.	There likely will be a limited market for our common stock, which may adversely affect our stock price.
23.	You may not be able to sell your shares of common stock until you have received a stock ownership statement, which will affect your ability to take advantage of changes in the stock price immediately following the offering.
24.	The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.
25.	Additional expenses following the offering from the implementation of new equity benefit plans will adversely affect our profitability.
26.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.
27.	A significant percentage of our common stock will be held by our directors and executive officers and benefit plans.
28.	Issuance of shares for benefit programs may dilute your ownership interest.
29.	We intend to enter into an employment agreement and a change in control agreement with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.
30.	The articles of incorporation and bylaws of Central Federal Bancshares and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of Central Federal Bancshares.

Risks Related to Our Contribution to the Charitable Foundation

31.	The contribution to the Central Federal Community Foundation will decrease our profits for 2016.
32.	The contribution to the Central Federal Community Foundation will decrease the ownership interest and voting interest in the shares sold to the public after the contribution.
33.	Our contribution to the Central Federal Community Foundation may not be tax deductible, which could decrease our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

Å See Front of Stock Order Form

CENTRAL FEDERAL BANCSHARES, INC.

STOCK INFORMATION CENTER: 1-(877) 821-5775

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly is 30,000 shares ($300,000). Further, no individual together with any associates, and no group of persons acting in concert, may purchase more than 30,000 shares ($300,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Central Federal Bancshares, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.25% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Central Federal line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Central Federal deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the applicable account rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Central Federal certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Central Federal IRA or other retirement accounts. For guidance on using retirement funds, whether held at Central Federal or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the December 15, 2015 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Central Federal deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Central Federal deposit and/or applicable loan account numbers that the subscriber(s) had ownership in as of October 31, 2015. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Central Federal Bancshares, Inc. or Central Federal director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

CENTRAL FEDERAL BANCSHARES, INC.

STOCK INFORMATION CENTER: 1-(877) 821-5775

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015 or a borrower as of August 27, 2015 who remained a borrower as of the close of business on October 31, 2015.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015 or a borrower as of August 27, 2015 who remained a borrower as of the close of business on October 31, 2015.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MO Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MO (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015 or a borrower as of August 27, 2015 who remained a borrower as of the close of business on October 31, 2015.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015 or a borrower as of August 27, 2015 who remained a borrower as of the close of business on October 31, 2015.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Central Federal as of the close of business on June 30, 2014, September 30, 2015 or October 31, 2015 or a borrower as of August 27, 2015 who remained a borrower as of the close of business on October 31, 2015.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central time, on December 15, 2015. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Central Federal located at 210 West 10th Street, Rolla, Missouri. Please do not mail Stock Order Forms to Central Federal. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 821-5775, from 9:00 a.m. to 3:00 p.m., Central time, Monday through Friday. The Stock Information Center is not open on bank holidays.